DISTRIBUTOR AGREEMENT

  (Columbus Life Flexible Premium Variable Universal Life Insurance Contracts)

         This Agreement is made as of the 15th day of July, 1999 by and between Columbus Life Insurance Company, an insurance company organized and existing under the laws of the State of Ohio (the "Company") and Touchstone Securities, Inc., a Nebraska corporation (the "Distributor") and its undersigned affiliated insurance agencies (the "Agencies").

         WHEREAS, the Company and its Separate Account 1 (the "Separate Account"), which is a separate investment account registered as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), propose to offer for sale certain flexible premium variable universal life insurance contracts, together with certificates under group contracts and any riders (hereafter, the "Contracts"), interests under which may be deemed to be securities under the Securities Act of 1933 (the "1933 Act") and the laws of some states; and

         WHEREAS, the Separate Account and various divisions thereof (the "Sub-Accounts") will invest in various underlying funds (each a "Fund" and collectively the "Funds"), each of which will be an open-end diversified management investment company or a series thereof; and

         WHEREAS, the Distributor is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Agencies are affiliated with the Distributor by common ownership or contract and are duly licensed insurance agencies under the applicable insurance laws of one or more of those states in which the Contracts will be distributed pursuant to this Agreement; and

         WHEREAS, certain personnel of the Company or its affiliates may engage, or may be deemed to be engaged, directly or indirectly, in offering, selling, advertising or marketing Contracts and confirming transactions as required Rule 10b-10 under the 1934 Act; in the maintenance of records required by Rules 17a-3 and 17a-4 under the 1934 Act or other SEC or NASD rules applicable to registered broker-dealers; and in the payment of commissions with respect to Contracts; and

         WHEREAS, all Company personnel engaged in the activities described in the foregoing paragraph (and those registered representatives of the Distributor who shall supervise securities activities related to the Contracts that are conducted on the premises of financial institutions), as well as all other persons who Section 3(a)(18) of the 1934 Act defines as associated persons of the Distributor, will be referred to herein as "Associated Persons," (it being understood that such term, as used in this Agreement, does not include persons associated with other broker-dealer firms that are engaged by the Distributor to offer and sell Contracts);

         NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained, the Distributor and the Company agree as follows:

         1. APPOINTMENT OF DISTRIBUTOR. The Distributor will act as the exclusive general distributor of the Contracts during the term of this Agreement in each state or other jurisdiction where the Contracts may legally be sold. The Distributor shall at all times function as, and be deemed to be, an independent contractor and will be under no obligation to effectuate any particular amount of sales of Contracts or to promote or make sales, except to the extent the Distributor deems advisable. Anything in this Agreement to the contrary notwithstanding, the Company retains the ultimate right to control the sale of the Contracts, including the right to suspend sales in any jurisdiction or jurisdictions, to appoint and discharge agents of the Company, or to refuse to sell a Contract to any applicant for any reason whatsoever.

         2. APPOINTMENT OF DEALERS. The Distributor will use its best efforts to find purchasers for the Contracts and to promote the distribution of the Contracts. The Distributor may enter into agreements, in form and substance satisfactory to the Company, with dealers and other persons selected by the Distributor ("Selected Dealers"), providing for the sale of Contracts by and through such Selected Dealers. The Selected Dealers shall not have any authority to act as agent for the Company, but shall act only as dealers for their own accounts or as agents for their customers.

         3. DISTRIBUTION RESPONSIBILITIES OF THE DISTRIBUTOR. The Distributor will assume full responsibility for securities law compliance by the Associated Persons with respect to the offering of the Contracts, including, as applicable, compliance with the NASD Rules of Fair Practice and Federal and state securities laws and regulations. The Distributor, directly or through the Company as its agent, will (a) make timely filings as required by law with the SEC, NASD, and any other securities regulatory authorities of any sales literature or materials relating to the Separate Account or the Sub-Accounts, (b) make available to the Company copies of any agreements or plans intended for use in connection with the sale of the Contracts in sufficient numbers and in adequate time for clearance by the appropriate regulatory authorities before they are used, and
(c) train the Associated Persons, use its best efforts to prepare them to complete satisfactorily any and all applicable NASD and state securities examinations, register the Associated Persons as its registered representatives or principals to the extent legally required before they engage in securities activities, and diligently supervise and control them in the performance of such activities. The parties will use their best efforts to obtain any required clearances by regulatory agencies as expeditiously as reasonably possible and will not use any materials, plan or agreement in any jurisdiction unless all filings have been made and approvals obtained that are necessary to make said use proper and legal therein. The Company will be responsible for filing the Contracts with and obtaining all necessary approvals thereof from state insurance regulatory authorities.

         4. ADMINISTRATIVE FUNCTIONS AND SERVICES. Completed applications for the Contracts shall be transmitted directly to the Company or its designated agent for acceptance or rejection in accordance with rules and procedures established by the Company. Initial and subsequent premium payments under the Contracts shall be made payable to the Company and shall be delivered to the Company or its designated agent; any such payments that are received in error by the Distributor shall be forwarded by the Distributor to the Company or its designated agent promptly after such receipt. All other administrative functions and services in connection with the Contracts shall be performed by the Company.

         5. APPOINTMENT OF AGENTS; COMPLIANCE WITH STATE INSURANCE LAWS. The Company shall undertake to appoint as life insurance agents of the Company the Distributor's qualified principals and representatives (including Associated Persons where applicable) and, as appropriate upon the request of the Distributor, those of the Selected Dealers. The Distributor, either itself or through an affiliated insurance agency, shall comply with all state insurance licensing requirements applicable to the Distributor in performing this Agreement, and shall be responsible for ensuring that Associated Persons will engage in the offer and sale of Contracts only if properly qualified under the insurance laws of all relevant jurisdictions. Although the Distributor may assist the Selected Dealers or their representatives or principals in qualifying under relevant insurance laws to sell Contracts, and will assist the Company in monitoring such qualification on a periodic basis, the responsibility for ensuring that all such requirements have been met is that of such Selected Dealers and not the Distributor. Each of the Agencies joins in the execution this Agreement for the purpose of acknowledging its obligations to comply with all state insurance licensing requirements of those states in which such Agency is licensed that are applicable to the Contracts and the performance of this Agreement on Distributor's behalf.

         6. SUITABILITY. The Distributor will take reasonable steps to ensure that the Associated Persons shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for the applicant.

         7. SALES PRACTICES. The Distributor will use its best efforts to assure that no person uses any sales aids, promotional material, or sales literature with respect to Contracts that have not been specifically approved in advance by the Distributor and the Company. The Company will be responsible for filing such items, as necessary, with any insurance regulatory authorities and, where necessary, obtaining approvals of said authorities. Distributor will use its best efforts to assure that no person, in connection with the offer or sale of the Contracts, makes any representations regarding the Contracts, the Sub-Accounts, the Company, shares of the Funds, the Funds, or the Distributor, which are not either then authorized by the Company and the Distributor or contained in a then-effective Registration Statement relating to the Separate Accounts and the offering of the Contracts (the "Registration Statement").

         8. COSTS AND EXPENSES. Except as set forth below or otherwise specifically set forth herein, or except as may otherwise be agreed between the parties from time to time, each party to this Agreement shall bear all costs and expenses of providing the services and performing the functions that it undertakes to provide or perform hereunder.

               (a) As between the Company and the Distributor, the Company will bear and/or reimburse the Distributor for the cost of all direct services and expenses (but not any part of the Distributor's general overhead) and all fees, including registration and filing fees, required or incurred in connection with (i) registering and qualifying the Separate Account and the Contracts with Federal and state regulatory authorities, (ii) preparing, typesetting, printing, filing and distributing registration statements, prospectuses and statements of additional information (including amendments to any of the foregoing) pertaining to the Separate Account and the Contracts (except the cost thereof relating to those prospectuses and statements of additional information distributed to prospective investors, which will be borne by the Distributor), (iii) preparing, typesetting, printing, filing and distributing

          Contract forms, (iv) preparing, typesetting, printing, filing and distributing to Contract owners confirmations, periodic statements of account, and periodic reports of the Separate Account and the various Sub-Accounts to Contract owners, (v) audit and accounting expenses pertaining to the Company and audit and financial statement preparation expenses pertaining to the Separate Account and the Sub-Accounts, (vi) preparation of and filing Forms N-SAR for the Separate Account, (vii) preparation of and filing required insurance regulatory reports for the Separate Account and the Company, (viii) general advice, including the fees and expenses of legal counsel, concerning the Separate Account and the Contracts, and (ix) registering and qualifying those Associated Persons who are employees of the Company or its affiliates with state insurance regulatory authorities (including the training of Associated Persons for this purpose).

               (b) As between the Company and the Distributor, the Distributor will bear and/or reimburse the Company for the cost of all direct services and expenses (but not any part of the Company's general overhead) and all fees, including registration and filing fees, required or incurred in connection with (i) registering and qualifying the Associated Persons with Federal and state securities regulatory authorities, including the NASD (including the training of Associated Persons for this purpose), (ii) preparing, typesetting, filing with insurance and securities regulatory authorities, printing and disseminating sales literature (including prospectuses and statements of additional information distributed to prospective investors) and advertising in connection with the Contracts or in connection with the shares of the Funds purchased by the Separate Account through its Sub-Accounts, and (iii) costs of computer processing that may be necessary for the Distributor to perform its responsibilities hereunder.

               (c) In connection with the sale of the Contracts, Distributor will pay all amounts (including sales commissions and overrides at rates established by Distributor) becoming payable to the Selected Dealers or their sales representatives, to the Associated Persons or to any other broker-dealers who have entered into sales agreements with the Distributor, provided that appropriate records of all commission payments shall be maintained by the Company or its agent. The agreements with the Selected Dealers and any such agreement with another broker-dealer shall be subject to the Company's approval as to form and substance.

         9. RECORDS AND CONFIRMATIONS. The Distributor, directly or through the Company as its agent, will (i) maintain and preserve in accordance with Rules 17a-3 and 17a-4 under the 1934 Act all books and records required to be maintained in connection with the offer and sale of the Contracts being distributed pursuant to this Agreement, which books and records shall remain the property of the Distributor and shall be subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act and (ii) upon or prior to the completion of each Contract transaction for which a confirmation is legally required, send a written confirmation for each such transaction reflecting the facts of the transaction. All records maintained hereunder by the Company as the Distributor's agent will be promptly surrendered by the Company at the request of the Distributor and will be available at any time during business hours to properly-constituted governmental authorities and furnished to them in true, correct and current hard copy form, should the same be required by said authorities.

         The Company or the Distributor (but at the Company's expense), will maintain and preserve all records in connection with the Contracts and the Separate Account in accordance with Rules 31a-1 and 31a-2 under the 1940 Act. To the extent maintained and preserved by the Distributor, such records shall be the property of the Company and shall be returned to the Company upon request.

         10. SECURITIES LAW REGISTRATION. The Distributor will execute such papers and do such acts and things as shall from time to time be reasonably requested by the Company for the purpose of (i) maintaining the registration of the Contracts under the 1933 Act and the registration of the Separate Account under the 1940 Act and (ii) qualifying and maintaining the qualification of the Contracts for sale under the applicable laws of any state.

         Each party hereto shall advise the other promptly of (i) any action of the SEC or any authorities of any state or territory, of which it has knowledge, affecting the registration or qualification of the Separate Account or of the Contracts or the right to offer the Contracts for sale or (ii) the happening of any event which makes untrue any statement, or which requires the making of any change in, any registration statement or any current prospectus or statement of additional information, in order to make the statements therein not materially misleading.

         11. COMPENSATION. As compensation to the Distributor for assuming the expenses and performing the distribution services to be assumed and performed by it pursuant to this Agreement, the Distributor will receive from the Company such amounts and at such times as are set forth in Schedule A to this Agreement (as the same may from time to time be amended by agreement between the parties hereto). To the extent that applicable state insurance laws require that compensation due on account of the sale of Contracts be paid only to duly licensed insurance agents, the Distributor agrees that any such compensation received from the Company by the Distributor will be processed by the Distributor on behalf of its affiliated insurance agency. In this event, such compensation will be reported by the Distributor for purposes of satisfying securities regulatory requirements and by its affiliated insurance agency for purposes of satisfying state insurance regulatory requirements.

         The Company will receive all amounts charged as "surrender charges" in connection with the Contracts, and all other amounts assessed as Contract charges.

         12. COOPERATION. The Distributor and the Company agree to cooperate with each other fully in any insurance regulatory examination, investigation, or proceeding or any judicial proceeding arising in connection with the Contracts. The Distributor and the Company further agree to cooperate fully with each other in any securities regulatory examination, investigation or proceeding or any judicial proceeding with respect to the Company, the Distributor, their respective affiliates, agents or representatives (including all Associated Persons), and the Selected Dealers, to the extent that such examination, investigation or proceeding is in connection with Contracts distributed under this Agreement. The Distributor shall furnish applicable Federal and state regulatory authorities with any information or reports in connection with its services under this Agreement which such authorities may request in order to ascertain whether the Company's operations are being conducted in a manner consistent with any applicable law or regulations.

         13. INDEMNIFICATION.

               (a) The Distributor shall indemnify and hold harmless the Separate Account, the Company and each of its directors and officers, and each person who controls the Company against any loss, liability, claim, damage, or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) (i) arising by reason of any person's acquiring any Contract or interest thereunder, which may be based upon the ground that any Registration Statement related to the Contracts or the Separate Account or the prospectus or statement of additional information contained therein, as from time to time amended or supplemented, or any annual or interim reports of the Company or the Separate Account to Contract owners, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only to the extent that such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in writing in connection therewith by or on behalf of the Distributor or (ii) otherwise arising out of the Distributor's negligence, bad faith, willful misfeasance or reckless disregard of its responsibilities hereunder.

               (b) The Company shall indemnify and hold harmless the Distributor, its agents and employees, and each person, if any, who controls the Distributor against any loss, liability, claim, damage, or expense described in subparagraph (a), above, except as to statements (or omissions) made (or not made) in reliance upon, and conformity with, information furnished to the Company in writing by or on behalf of the Distributor for use in connection with (i) the Registration Statement related to the Contracts or the Separate Account or the prospectus or statement of additional information contained therein, as the same may be from time to time amended and supplemented, or (ii) any annual or interim reports to Contract owners; provided, however, that in no case is the indemnity of the Company in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons against any liability to the Company or its Contract owners to which the Distributor or any such controlling person would otherwise be subject by reason or willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under this agreement.

               (c) No person from whom indemnity may be sought under this
          Section 13 ("Indemnitor") shall be liable to indemnify or hold harmless any person ("Indemnitee") pursuant to this Section 13, unless the Indemnitee shall have notified the Indemnitor in writing of the nature of the claim as to which indemnity is being sought hereunder within a reasonable time after the Indemnitee shall have been served with a summons or other first legal process giving notice thereof (or shall have received notice of such service on any designated agent), which notice to the Indemnitor shall give information as to the nature of the claim for which indemnity is sought hereunder. The failure of the Indemnitee to notify the Indemnitor of any such claim shall not relieve it from any liability which it may have to the Indemnitee otherwise than on account of its indemnity agreement contained in this

          Section 13. The Indemnitor will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such claim, but if the Indemnitor elects to assume the defense, such defense shall be conducted by counsel chosen by it that is reasonably satisfactory to the Indemnitee. If the Indemnitor elects to assume the defense of any such suit and retain such counsel in accordance herewith, the Indemnitee shall bear the fees and expenses of any additional counsel retained by it. If the Indemnitor does not elect to assume the defense of any such suit, it will reimburse the Indemnitee for the reasonable fees and expenses of any counsel retained by the Indemnitee that is reasonably satisfactory to the Indemnitor.

         14. MISCELLANEOUS.

               (a) This Agreement shall become effective as of July 15, 1999 and shall continue in full force and effect until terminated. It may be terminated at any time without penalty on six months' prior written notice by either party to the other.

               (b) This Agreement may be amended only by the written agreement of the parties hereto.

               (c) The Distributor will not assign or delegate its responsibilities under this Agreement, except with the consent of the Company.

               (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

               (e) The Distributor shall keep confidential any information obtained pursuant to this Agreement and shall disclose such information only if the Company has authorized such disclosure, or if such disclosure is expressly required by Federal or state authorities having jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


COLUMBUS LIFE INSURANCE COMPANY          TOUCHSTONE SECURITIES, INC.

By:   _________________________________  By: __________________________________

Name: _________________________________  Name: ________________________________

Title: ________________________________  Title: _______________________________

                                         And, its affiliated insurance agencies:


                                         IFS INSURANCE AGENCY, INC.

                                         By: __________________________________

                                         Name: ________________________________

                                         Title: _______________________________


                                         IFS AGENCY SERVICES, INC.

                                         By: __________________________________

                                         Name: ________________________________

                                         Title: _______________________________


                                         IFS AGENCY, INC.

                                         By: __________________________________

                                         Name: ________________________________

                                         Title: _______________________________

666765.01

                                   SCHEDULE A


                               COMMISSION SCHEDULE


COLUMBUS LIFE INSURANCE COMPANY SEPARATE ACCOUNT 1
FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CONTRACT